                     [LETTERHEAD OF TRIAD HOSPITALS, INC.]

Investor Contact:                            Media Contact:
Deborah Little                               Patricia G. Ball, Ed. D.
Investor Relations Coordinator               Vice President, Marketing & PR
972-701-2259                                 972-789-2719


                      TRIAD REPORTS THIRD QUARTER RESULTS

DALLAS, TX (October 30, 2000) - Triad Hospitals, Inc. (the "Company" or "Triad") (Nasdaq: TRIH) today reported consolidated financial results for the three and nine months ended September 30, 2000. For the quarter, the Company reported revenues of $301.3 million; earnings before interest, taxes, depreciation, amortization and certain other charges ("EBITDA") of $39.2 million; and a loss per share of $(0.03), compared with an after-tax loss per share of $(0.18) in the prior year period before gain on sale of assets and impairment of long-lived assets. On a same-facility basis, patient admissions grew 7.3% (to 30,924 from 28,812), net patient revenues grew 9.9% (to $292.4 million from $266.0 million), and revenues grew 9.8% (to $301.6 million from $274.6 million), over the same period a year earlier. Cash flow from operations totaled $30.8 million in the quarter, after cash interest and tax payments of $10.6 million.

For the nine months, the Company reported revenues of $915.4 million; EBITDA of $130.9 million; and diluted earnings per share ("EPS") of $0.24. This compares with an after-tax loss of $(1.00) per share in the prior year period before gains on sales of assets and impairments of long-lived assets. Cash flow from operations totaled $62.4 million for the nine months, after cash interest and tax payments of $39.7 million and after payments to HCA - The Healthcare Company ("HCA") (NYSE: HCA) of $20 million.

At September 30, cash and cash equivalents were $18.1 million, and the Company still had a $125 million revolving line of credit, of which approximately $2.5 million has been allocated to letters of credit securing certain lease obligations. On September 28, 2000, the Company also closed on a $200 million delay draw term loan. The Company will have one year to draw down this new facility, and any unused amount cannot be accessed after one year. This additional funding gives the Company flexibility to pursue its planned capital projects, hospital acquisitions and other growth opportunities without tapping the revolving line of credit. Total debt outstanding was $549.9 million, or $541.5 million net of an $8.4 million original issue discount on the Company's Senior Subordinated Notes. Shareholders' equity totaled $584.9 million.

"We are pleased with our continued performance and progress," commented Triad Chairman and CEO, James D. Shelton. "When we launched Triad as a newly independent company in May 1999, we planned to improve the Company's operating financial performance by simultaneously building volume and growing margin. To date, we have focused primarily on the volume side, largely by developing good working relationships with our independent physicians and communities and working together with both groups to optimize performance for us all. Over the next few years, we expect increasingly to improve our margins in a careful, methodical, gradual manner, while continuing to support our independent doctors and communities, to grow volume, and to provide quality patient care."

Acquisitions, Developments, Closures and Divestitures
-----------------------------------------------------

On October 19, 2000, as previously announced, the Company signed a definitive agreement to acquire Quorum Health Group, Inc. ("Quorum") (Nasdaq: QHGI). Triad will pay Quorum shareholders $3.50 in cash and 0.4107 shares of Triad common stock for each outstanding share of Quorum stock and will also assume Quorum's outstanding debt. The Company expects to complete the transaction in the first half of 2001. The transaction is subject to certain conditions, one of which is Triad's receipt of a private letter ruling from the Internal Revenue Service that the transaction will not alter the tax-free nature of Triad's spin-off from HCA in May 1999; the Company filed this ruling request on October 30, 2000.

On September 29, 2000, the Company funded its previously announced acquisition of Denton Community Hospital in Denton, Texas, for a closing effective October 1, 2000, and expects to consummate its previously announced acquisition of Greenbrier Valley Medical Center in Lewisburg, West Virginia, on or about October 31, 2000. The Company has paid approximately $69 million to date toward a total of approximately $117 million for the two hospitals, including approximately $10 million for working capital. The Company expects to pay the remaining approximately $48 million upon close of the Greenbrier acquisition.

On October 16, 2000, the Company announced plans to discontinue operations at Mission Bay Hospital ("Mission Bay") in San Diego, California, by January 24, 2001, the date pending state approval. The Company decided to close the facility because of declining market share, government cuts, low reimbursement rates from managed care, and non-compliance with seismic codes. The Company also decided not to construct a replacement facility for Mission Bay because of an estimated cost of $150 million and an estimated time to complete the project of four to five years. The Company may sell the Mission Bay property for real estate value or may sell the hospital to a local area health care provider.

On October 26, 2000, the Company announced a definitive agreement to sell Community Medical Center of Sherman ("Sherman"), which has been designated as held-for-sale. Terms were not disclosed. The acquisition is subject to regulatory approvals and is expected to close no later than December 31, 2000.

During the fourth quarter 2000, the Company expects to record a gain on sale of assets associated with the sale of Sherman, and to record a non-cash impairment of long-lived assets and one-time expenses associated with closing Mission Bay. The Company preliminarily estimates the net impact from these two one-time events will be a pretax loss of approximately $2 to $5 million.

In the first half of 2001, Triad expects to begin construction on a new hospital facility in Las Cruces, New Mexico. Construction is expected to take about one year, at a cost of approximately $60 million. The Company is also developing a new surgery center in Tucson, Arizona, which it expects to open in the first quarter of 2001.

Excluding the acquisitions of Denton and Greenbrier, the Company has spent approximately $57.2 million on capital expenditures to date in 2000 ($14.6 million for maintenance capital and $42.6 million for development capital) and approximately $9.9 million for its share of capital expenditures at its two joint venture hospitals, and expects to spend an annual total of approximately $115 million by year end, including a total of approximately $15 million at its two joint venture hospitals, subject to potential changes in development schedules.

"We are excited to be complementing our internal growth with selected hospital acquisitions, development projects, and now the major acquisition of Quorum. We believe these growth initiatives will add significantly to the enterprise value of Triad over time," commented Mr. Shelton.

The Company will hold a conference call at 9:30 am Eastern Time (8:30 am Central
Time) on Tuesday, October 31 to discuss its quarterly results. To obtain the call-in number, please call 800-289-0579, code 569573. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 30 days at 719-457-0820, conference code 569573.

Triad owns and manages hospitals and ambulatory surgery centers in small cities and selected high-growth urban markets. Upon closing of the announced transactions, the Company will own and manage 51 hospitals and 14 ambulatory surgery centers, with one hospital and one ambulatory surgery center under development. The Company completed a spin-off and began operations as an independent company on May 11, 1999.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company's filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially.

Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to "Company", "Triad", and "Triad Hospitals, Inc." as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

                             Triad Hospitals, Inc.
                     Consolidated Statement of Operations
               For the Periods Ended September 30, 2000 and 1999
                                   Unaudited
               (Dollars in millions, except earnings per share)

                                                                                   For the three months ended
                                                                   ------------------------------------------------------------
                                                                             2000                              1999
                                                                             ----                              ----
                                                                      Amount       Percentage           Amount       Percentage
                                                                   -----------                       -----------     ----------
Revenues                                                           $     301.3       100.0%          $     321.3       100.0%
Operating expenses:
  Salaries and benefits                                                  125.4        41.6%                134.8        42.0%
  Supplies                                                                44.7        14.8%                 48.7        15.2%
  Other operating expenses                                                63.4        21.1%                 72.2        22.5%
  Provision for doubtful accounts                                         28.4         9.4%                 26.0         8.1%
  Depreciation                                                            19.2         6.4%                 23.1         7.2%
  Amortization                                                             1.7         0.5%                  1.3         0.4%
  Interest expense allocated from Columbia/HCA                               -         0.0%                    -         0.0%
  Interest expense                                                        14.4         4.8%                 18.7         5.8%
  ESOP expense                                                             2.0         0.7%                  1.6         0.5%
  (Gain) loss on sale of assets                                           (0.2)       (0.1%)               (16.9)       (5.3%)
  Management fees allocated from Columbia/HCA                                -         0.0%                    -         0.0%
  Impairment of long lived assets                                            -         0.0%                  4.6         1.4%
                                                                   -----------     --------          -----------     --------
Total operating expenses                                                 299.0        99.2%                314.1        97.8%
                                                                   -----------     --------          -----------     --------
Income (loss) from continuing operations before minority
    interest, equity in earnings and income taxes                          2.3         0.8%                  7.2         2.2%
Minority interests in earnings of consolidated entities                   (1.9)       (0.6%)                (2.3)       (0.7%)
Equity in earnings of affiliates                                          (0.2)       (0.1%)                (0.9)       (0.3%)
                                                                   -----------     --------          -----------     --------
Income (loss) before income tax (provision) benefit                        0.2         0.1%                  4.0         1.2%

Income tax (provision) benefit                                            (1.2)       (0.4%)                (2.2)       (0.7%)
                                                                   -----------     --------          -----------     --------
Net income (loss)                                                  $      (1.0)       (0.3%)         $      1.8          0.5%
                                                                   -----------     --------          -----------     --------
Earnings (loss) per share:
  Basic                                                            $     (0.03)                      $      0.06
  Diluted                                                          $     (0.03)                      $      0.06

Shares used in earnings per share calculations                      31,883,620                        30,956,415
Shares used in diluted earnings per share calculations              31,883,620                        30,956,415


EBITDA /(1)/                                                      $      39.2                       $       38.7
EBITDA margin (as % of revenues)                                         13.0%                              12.0%

/(1)/ EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, management fees, impairment of long-lived assets, and minority interest. EBITDA comprises:

     Revenues                                                          $ 301.3       100.0%              $ 321.3       100.0%
     Less:
              Salaries and benefits                                      125.4        41.6%                134.8        42.0%
              Supplies                                                    44.7        14.8%                 48.7        15.2%
              Other operating expenses                                    63.4        21.0%                 72.2        22.5%
              Provision for doubtful accounts                             28.4         9.4%                 26.0         8.1%
              Equity in earnings of affiliates                             0.2         0.1%                  0.9         0.3%
                                                                 -------------                      ------------
     EBITDA                                                             $ 39.2        13.0%               $ 38.7        12.0%

                              Triad Hospitals, Inc.
                      Consolidated Statement of Operations
                For the Periods Ended September 30, 2000 and 1999
                                    Unaudited
                (Dollars in millions, except earnings per share)



                                                                                        For the nine months ended
                                                                        ---------------------------------------------------------
                                                                                 2000                             1999
                                                                         Amount      Percentage            Amount      Percentage
                                                                        --------     ----------         ---------      ----------
Revenues                                                                $ 915.4       100.0%            $ 1,029.0       100.0%
Operating expenses:
  Salaries and benefits                                                   376.2        41.1%                438.3        42.6%
  Supplies                                                                136.9        14.9%                151.3        14.7%
  Other operating expenses                                                192.7        21.1%                233.2        22.7%
  Provision for doubtful accounts                                          78.1         8.5%                 93.6         9.1%
  Depreciation                                                             57.0         6.2%                 72.4         7.0%
  Amortization                                                              5.1         0.6%                  6.3         0.6%
  Interest expense allocated from Columbia/HCA                                -         0.0%                 22.5         2.2%
  Interest expense                                                         42.9         4.7%                 28.3         2.8%
  ESOP expense                                                              4.7         0.5%                  2.1         0.2%
  (Gain) loss on sale of assets                                            (4.6)       (0.5%)               (16.9)       (1.6%)
  Management fees allocated from Columbia/HCA                                 -         0.0%                  8.9         0.9%
  Impairment of long lived assets                                           0.9          0.1%                38.5          3.7%
                                                                        --------      -------            --------       ------
Total operating expenses                                                 889.9         97.2%             1,078.5        104.8%
                                                                        --------      -------            --------       ------

Income (loss) from continuing operations before minority
    interest, equity in earnings and income taxes                          25.5         2.8%                (49.5)       (4.8%)
Minority interests in earnings of consolidated entities                    (6.3)       (0.7%)                (7.0)       (0.7%)
Equity in earnings of affiliates                                           (0.6)       (0.1%)                (2.4)       (0.2%)
                                                                        --------      -------            --------       ------
Income (loss) before income tax (provision) benefit                        18.6         2.0%                (58.9)       (5.7%)

Income tax (provision) benefit                                            (10.5)       (1.1%)               15.3          1.5%
                                                                        --------                         --------
Net income (loss)                                                        $ 8.1          0.9%              $ (43.6)       (4.2%)
                                                                        ========      =======            ========       ======

Earnings (loss) per share:
  Basic                                                                  $ 0.26                           $ (1.43)
  Diluted                                                                $ 0.24                           $ (1.43)

Shares used in earnings per share calculations                       31,564,645                        30,438,600
Shares used in diluted earnings per share calculations               33,681,372                        30,438,600


EBITDA (1)                                                              $ 130.9                           $ 110.2
EBITDA margin (as % of revenues)                                          14.3%                             10.7%


(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sale of assets, management fees, impairment of long-lived assets, and minority interest.
     EBITDA comprises:

    Revenues                                                           $ 915.4       100.0%            $ 1,029.0       100.0%
     Less:
              Salaries and benefits                                       376.2        41.1%                438.3        42.6%
              Supplies                                                    136.9        15.0%                151.3        14.7%
              Other operating expenses                                    192.7        21.1%                233.2        22.7%
              Provision for doubtful accounts                              78.1         8.5%                 93.6         9.1%
              Equity in earnings of affiliates                              0.6         0.1%                  2.4         0.2%
                                                                        --------                         --------
     EBITDA                                                             $ 130.9        14.3%              $ 110.2        10.7%


                              Triad Hospitals, Inc.

                     Same-Facility Operating Statistics (1)
                                    Unaudited




                                                         For the three months ended September 30,
                                                       --------------------------------------------
                                                           2000           1999          % Change
                                                       -------------  --------------  -------------
  Admissions (excluding joint ventures) (2)                  30,924          28,812           7.3%
  Admissions (including joint ventures) (2)                  33,841          30,960           9.3%
  Average length of stay (days)                                 4.3             4.4          (1.5%)
  Surgeries (excluding joint ventures) (2)                   51,445          49,091           4.8%
  Surgeries (including joint ventures) (2)                   54,688          52,022           5.1%
  Outpatient visits (including emergency room visits)       322,466         306,700           5.1%
  Adjusted patient days                                     233,278         219,243           6.4%
  Adjusted admissions                                        54,199          50,170           8.0%

  Patient revenue per adjusted patient day                 $1,253.4        $1,213.4           3.3%
  Patient revenue per adjusted admission                   $5,395.0        $5,302.3           1.7%

  Same-facility patient revenues (millions)                  $292.4          $266.0           9.9%
  Same-facility non-patient revenues (millions)                $9.2            $8.6           6.4%
  Same-facility revenues (millions)                          $301.6          $274.6           9.8%


(1) Same-facility statistics are equivalent to "core operations" as reported in the Company's fourth quarter 1999 earnings release, plus the addition of a hospital in Sherman, Texas, which is held-for-sale.

(2)  Joint ventures include SouthCrest Hospital, which opened May 3, 1999.

                                      Triad Hospitals, Inc.
                              Same-Facility Operating Statistics (1)
                                            Unaudited



                                                         For the nine months ended September 30,
                                                       --------------------------------------------
                                                           2000           1999          % Change
                                                       -------------  --------------  -------------

  Admissions (excluding joint ventures) (2)                  95,253          91,435           4.2%
  Admissions (including joint ventures) (2)                 103,575          96,866           6.9%
  Average length of stay (days)                                 4.4             4.5          (2.3%)
  Surgeries (excluding joint ventures) (2)                  155,920         145,346           7.3%
  Surgeries (including joint ventures) (2)                  166,411         152,713           9.0%
  Outpatient visits (including emergency room visits)       959,552         927,325           3.5%
  Adjusted patient days                                     717,915         695,355           3.2%
  Adjusted admissions                                       164,057         155,215           5.7%

  Patient revenue per adjusted patient day                 $1,226.9        $1,174.9           4.4%
  Patient revenue per adjusted admission                   $5,369.1        $5,263.4           2.0%

  Same-facility patient revenues (millions)                  $880.8          $816.9           7.8%
  Same-facility non-patient revenues (millions)               $30.8           $26.0          18.3%
  Same-facility revenues (millions)                          $911.6          $843.0           8.1%


(1) Same-facility statistics are equivalent to "core operations" as reported in the Company's fourth quarter 1999 earnings release, plus the addition of a hospital in Sherman, Texas, which is held-for-sale.

(2) Joint ventures include SouthCrest Hospital, which opened May 3, 1999.